EXHIBIT 10.1

1115 Broadway New York, NY 10010  (212) 798-4700

April 28, 2010

BY HAND DELIVERY
Ms. Linda LoRe

Re:	Notice of Non-Renewal of Employment Agreement

Dear Linda:

Pursuant to Section 1 of the Employment Agreement, dated as of January 29, 2008 (“Employment Agreement”), between you, FOH Holdings, Inc. and Frederick’s of Hollywood Group Inc. (“Parent”), this letter shall serve as notice under the Employment Agreement that the Employment Agreement will not be extended.  Accordingly, the Employment Period (as defined in the Employment Agreement) will expire effective as of August 1, 2010.  The Employment Agreement will continue to govern your employment with Parent until the end of the Employment Period, and will remain in full force and effect until such date.  You are not entitled to any payments or benefits under the Employment Agreement solely as a result of Parent’s delivery of this notice.

Very truly yours,

By:	/s/ Thomas J. Lynch
Thomas J. Lynch
Chairman and Chief Executive Officer

cc:	Marci J. Frankenthaler, Esq.
Jeffrey Gallant, Esq.